EXHIBIT 3.1

Delaware
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The First State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY "DYNAMIC ACQUISITION INC." IS DULY INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE AND IS IN GOOD STANDING AND HAS A LEGAL CORPORATE EXISTENCE SO FAR AS THE RECORDS OF THIS OFFICE SHOW, AS OF THE TWENTY—EIGHTH DAY OF AUGUST, A.D. 2008.

AND I DO HEREBY FURTHER CERTIFY THAT THE FRANCHISE TAXES HAVE NOT BEEN ASSESSED TO DATE.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CORPORATION IS DULY INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE AND IS IN GOOD STANDING AND HAS A LEGAL CORPORATE EXISTENCE NOT HAVING BEEN CANCELLED OR DISSOLVED SO FAR AS THE RECORDS OF THIS OFFICE SHOW AND IS DULY AUTHORIZED TO TRANSACT BUSINESS.

AND I DO HEREBY FURTHER CERTIFY THAT THE SAID "DYNAMIC ACQUISITION INC." WAS INCORPORATED ON THE TWENTY—EIGHTH DAY OF AUGUST, A.D. 2008.

4593625 8300 080911842	/s/ Harriet Smith Windsor Harriet Smith Windsor, Secretary of State AUTHENTICATION: 6820450 DATE: 08/28/08

Delaware

                                                                                                                                                              PAGE 1
The First State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF "DYNAMIC ACQUISITION INC ", FILED IN THIS OFFICE ON THE TWENTY—EIGHTH DAY OF AUGUST, A.D. 2008, AT 3:22 O'CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE SUSSEX COUNTY RECORDER OF DEEDS.

4593625 8300 080911842	/s/ Harriet Smith Windsor Harriet Smith Windsor, Secretary of State AUTHENTICATION: 6820450 DATE: 08/28/08

State of Delaware Secretary of State Division of Corporations Delivered 03:42 PM 08/28/2008 FILED 03:22 PM 08/28/2008 SRV 080911211 - 4593625 FTLE

CERTIFICATE OF INCORPORATION

OF

Dynamic Acquisition Inc.

FIRST: The name of the corporation is: Dynamic Acquisition Inc.

SECOND: Its registered office in the State of Delaware is located at 16192 Coastal Highway, Lewes, Delaware 19958-9776, County of Sussex. The registered agent in charge thereof is Harvard Business Services, Inc.

THIRD: The purpose of the corporation is to engage in any lawful activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH: The total number of authorized shares which the corporation is authorized to issue 100,000,000 shares of common stock having a par value of $ 0.000100 per share and 10,000,000 shares of preferred stock having a par value of $ 0.000100 per share.

The number of authorized shares of preferred stock or of common stock may be raised by the affirmative vote of the holders of a majority of the outstanding shares of the corporation entitled to vote thereon.

All shares of common stock shall be identical and each share of common stock shall be entitled to one vote on all matters.

The board of directors is authorized, subject to limitations prescribed by law and the provisions of this Article Fourth, to provide by resolution or resolutions for the issuance of the shares of preferred stock in one or more series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares included in any such series, and to fix the designation, powers, preferences and rights of the shares of any such series and the qualifications, limitations or restrictions thereof.

FIFTH: The business and affairs of the corporation shall be managed by or under the direction of the board of directors, and the directors need not be elected by ballot unless required by the bylaws of the corporation.

SIXTH: This corporation shall be perpetual unless otherwise decided by a majority of the Board of Directors.

SEVENTH: In furtherance and not in limitation of the powers conferred by the laws of Delaware, the board of directors is authorized to amend or repeal the bylaws.

EIGHTH: The corporation reserves the right to amend or repeal any provision in this Certificate of Incorporation in the manner prescribed by the laws of Delaware.

NINTH: The incorporator is Kimberly Robbins in care of Harvard Business Services, Inc., whose mailing address is 16192 Coastal Highway, Lewes, DE 19958-9766.

TENTH: To the fullest extent permitted by the Delaware General Corporation Law a director of this corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

I, Kimberly Robbins, for the purpose of forming a corporation under the laws of the State of Delaware do make and file this certificate, and do certify that the facts herein stated are true; and have accordingly signed below, this 28th day of Au: st, 2008.

Signed and Attested to by:	/s/ Kimberly Robbins
HAVARD BUSINESS SERVICES INC
Kimberly Robbins, Incorporator

STATEMENT OF INCORPORATOR

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STATEMENT OF ORGANIZATION

OF THE INCORPORATOR OF

Dynamic Acquisition Inc.

I, Kimberly Robbins, being the Authorized Representative of Harvard Business Services, Inc., the incorporator of «CORPNAME» -- a Delaware Corporation -- hereby certifies pursuant to Section 108 of the General Corporation Law of Delaware and to the best of my knowledge:

1. The certificate of incorporation of Dynamic Acquisition Inc. was filed with the Secretary of State of Delaware on August 28, 2008.

2. On August 28, 2008 the following person(s) were named as the initial Directors of the Corporation until their successors are elected and qualify:

Joseph Russo

3. The powers of this incorporator are hereby terminated, and said incorporator shall no longer be considered a part of the body corporate of the above named corporation.

In witness whereof, I have signed this instrument as of the date when these actions were so taken this 28th day of August, 200

/s/ Kimberly Robbins
HAVARD BUSINESS SERVICES INC
Kimberly Robbins, Incorporator

*** This document is not part of the public record. Keep it in a safe place. ***

POST-INCORPORATING FILINGS:

After you incorporate the company has certain obligations to notify various government agencies of it's existence and intention to do business. Since these requirements vary greatly according to the locality, we cannot guarantee that this is a complete list of requirements in your area:

THE FEDERAL GOVERNMENT: If you're not engaging in a regulated industry, and are not raising more than $500,000 in investment funding, the federal government's only filing requirement is with the Internal Revenue Service as follows:
INTERNAL REVENUE SERVICE: (Both forms included in the corporate kit)
SS-4 FORM: This form should be completed and sent to your local IRS service center. Upon receipt of this form the IRS will assign your company a "Federal Tax I.D. Number" or, as it's sometimes called, an "E.I.N." (Employers I.D. Number). You can get an EIN number by calling the IRS also. This number is required to open a bank account.
2553 FORM: This form is optional, but it must be filed if y want to elect Sub-Chapter S status with the IRS. If you do not file this form your corporation will automatically file federal taxes as a "C" corporation. Filing the form in a timely manner will give qualifying corporations "S" corporation status. For a full explanation of how "S" corporation status might effect your taxes, talk to your accountant or a tax preparation specialist or you may order our Sub-Chapter S Handbook.

SECURITIES EXCHANGE COMMISSION:
If you're raising more than $500,000 in investment money it is best to retain a law firm with corporate law expertise in order to insure compliance with state and federal securities laws.

STATE & LOCAL GOVERNMENTS: These obligations vary greatly so we suggest the following:
LOCALITIES WHERE YOU OPERATE YOUR BUSINESS:
LOCAL CHAMBER OF COMMERCE: We suggest you call the State Chamber of Commerce in every state where you have a bank account and an office. This may be only your home state, or all 50 states for large companies. Each State Chamber usually prints the filing requirements for companies beginning to do business in the state. For city and county requirements the county C of C can usually provide you with the most up-to-date information.

CERTIFICATE OF AUTHORITY: Most states require "foreign" corporations to file with their own Department of Corporations in order to receive a Certificate of Authority to do business in their state, and to protect your corporate name in the state. Here again, requirements and filing fees vary greatly from state to state. Contact your state's division of corporations for details.

DELAWARE: TO KEEP YOUR CORPORATION ACTIVE
ANNUAL FRANCHISE TAX: Your obligation to the State of Delaware is fulfilled until March 1st of next year. In January, we will send you a "Delaware Franchise Tax Report" that is individually printed for your corporation, and a pre-addressed return envelope. We will also include instructions for completing the form, and an offer to take care of everything for you for a small service fee. Failure to file this form by March 1st carries an irrevocable $100 penalty the first year, and results in automatic revocation of the corporation the second consecutive year.
ANNUAL REGISTERED AGENT FEE: You've made a wise choice selecting Harvard Business Services, Inc. as your Delaware Registered Agent. We are the LOWEST priced agent and the ONLY agent to GUARANTEE your company a fixed annual agent fee. Your $50.00 annual agent fee -due on the anniversary date of your corporation each year -- will not be increased for the life of your company as long as you keep your corporation in Good Standing and pay in a timely manner. We will remind you each year when this time is approaching.

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